SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2002

John Hancock Life Insurance Company

(Exact name of registrant as specified in its charter)

Massachusetts	333-45862	04-1414660

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

John Hancock Place
PO Box 111
Boston, Massachusetts 02117
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 572-6000

Item 5.    Other Events

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-85488) filed by John Hancock Life Insurance Company (the “Company”) on April 3, 2002, as amended, with the Securities and Exchange Commission covering a Medium-Term Note program for its SignatureNotes (“SignatureNotes”) issuable under an indenture dated as of June 15, 2002, as amended through the date hereof, between the Company and JPMorgan Chase Bank (as so amended, the “Indenture”). The Company will issue on October 29, 2002 $894,000 aggregate principal amount of floating rate SignatureNotes due October 15, 2006.

An Issuance Order, which constitutes a supplement to the Indenture, related to the floating rate SignatureNotes and opinions of counsel related thereto are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

4	Issuance Order
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities.
8.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the registered securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK LIFE INSURANCE COMPANY

Date: October 25, 2002

/s/ Thomas E. Moloney
Thomas E. Moloney
Senior Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4	Issuance Order
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities.
8.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the registered securities.